CERTIFICATION PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

The undersigned, Rory J. Cutaia, hereby certifies, pursuant to U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the annual report on Form 10-K of nFüsz, Inc. for the fiscal year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of nFüsz, Inc.

February 7, 2019

/s/ Rory Cutaia
Rory J. Cutaia
President, Secretary, Chief Executive Officer, Director, and Principal Executive Officer